Exhibit 99.1

Brooklyn ImmunoTherapeutics Announces Adjournment of Annual Meeting of Stockholders Due to Lack of Quorum

Brooklyn, NY – August 20, 2021 – Brooklyn ImmunoTherapeutics, Inc. (NYSE American: BTX) (“Brooklyn”), a biopharmaceutical company focused on exploring the role that cytokine and gene editing/cell therapy can have in treating patients with cancer, blood disorders, and monogenic diseases, today announced that its 2021 Annual Meeting of Stockholders (the “Annual Meeting”), scheduled to be held at 9 a.m., Eastern time, on August 20, 2021, was convened and adjourned, without any business being conducted, due to lack of the required quorum.

In order to have a quorum that enables Brooklyn to proceed with its Annual Meeting, at least 83% of the shares of common stock outstanding as of 5 p.m., Eastern time, on June 21, 2021 (the record date for the Annual Meeting) must be present virtually or represented by proxy at the Annual Meeting. There were fewer than 83% of the shares entitled to vote present, either virtually or by proxy at the meeting on August 20, 2021. In the absence of a quorum as of August 20, 2021, the Annual Meeting of Stockholders was adjourned to 9 a.m., Eastern time, on Friday, September 3, 2021, to allow additional time for Brooklyn’s stockholders to vote on the proposals set forth in Brooklyn’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on July 1, 2021, as amended by a supplement filed with the SEC on July 26, 2021.

During the current adjournment, Brooklyn continues to solicit votes from its stockholders with respect to the proposals set forth in Brooklyn’s proxy statement, as supplemented. Brooklyn has engaged a proxy solicitor, Alliance Advisors, LLC, to assist the board of directors and management in obtaining adequate votes to achieve the required quorum for the Annual Meeting.

Only stockholders of record, as of the record date, June 21, 2021, are entitled to and are being requested to vote. Proxies previously submitted in respect of the Annual Meeting will be voted at the adjourned Annual Meeting unless properly revoked, and stockholders who have previously submitted a proxy or otherwise voted need not take any action.

Brooklyn encourages all stockholders of record as of 5 p.m., Eastern time, on June 21, 2021 whom have not yet voted to do so by September 2, 2021 at 11:59 p.m., Eastern time. Stockholders who have any questions or require any assistance with completing a proxy or voting instruction form or who do not have the required materials, may contact our Proxy Solicitation agent, Alliance Advisors at (855) 835-8314.

If the number of additional shares of common stock voted at the adjourned Annual Meeting is not sufficient to reach a quorum, Brooklyn may determine to adjourn the Annual Meeting again, which would require Brooklyn to incur additional costs.

Important Information

This material may be deemed to be solicitation material in respect of the Annual Meeting to be reconvened and held on September 3, 2021. In connection with the Annual Meeting, Brooklyn filed with the SEC a definitive proxy statement on July 1, 2021 and a supplement thereto on July 26, 2021. BEFORE MAKING ANY VOTING DECISIONS, STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT, THE SUPPLEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING. A notice of internet availability of proxy materials containing instructions on how to access the definitive proxy statement and a copy of the proxy supplement were mailed to stockholders who are entitled to vote at the Annual Meeting. No changes have been made in the proposals to be voted on by stockholders at the Annual Meeting. Brooklyn’s proxy statement and any other materials filed by Brooklyn with the SEC can be obtained free of charge at Brooklyn’s website investor.brooklynitx.com/financials/sec-filings/default.aspx or the SEC's website at www.sec.gov.

About Brooklyn ImmunoTherapeutics

Brooklyn is focused on exploring the role that cytokine, gene editing, and cell therapy can have in treating patients with cancer, blood disorders, and monogenic diseases.

Brooklyn’s most advanced program is IRX-2, a human cell-derived cytokine therapy, studying the safety and efficacy of IRX-2 in patients with head and neck cancer in Phase 2B. In a Phase 2A clinical trial in head and neck cancer, IRX-2 demonstrated an overall survival benefit. Additional studies are either underway or planned in other solid tumor cancer indications.

Brooklyn has multiple next-generation cell and gene-editing therapies in preclinical development for various indications including acute respiratory distress syndrome, solid tumor indications, as well as in vivo gene-editing therapies for rare genetic diseases. For more information about Brooklyn and its clinical programs, please visit www.BrooklynITx.com.

###

Investor Relations Contact:
CORE IR
516-222-2560
investors@brooklynitx.com

Media Contact:
Jules Abraham
CORE IR
917-885-7378
julesa@coreir.com